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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of our report dated November 24, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of Morgan Grenfell MicroCap Fund and our report dated December 20, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Morgan Grenfell Municipal Bond Fund, Morgan Grenfell Fixed Income Fund, Morgan Grenfell Short-Term Municipal Bond Fund, Morgan Grenfell Short-Term Fixed Income Fund, Morgan Grenfell High Yield Bond Fund, Morgan Grenfell Smaller Companies Fund, Morgan Grenfell International Select Equity Fund, Morgan Grenfell European Equity Growth Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell Core Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund, and Morgan Grenfell Emerging Markets Debt Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.





PricewaterhouseCoopers LLP
Baltimore, Maryland
September 29, 2000